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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Graphic Packaging International, Inc. of our report dated February 7, 2003, April 10, 2003 and June 13, 2003 relating to the financial statements and financial statement schedule which appears in Riverwood Holding, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 2002. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Atlanta, Georgia
November 17, 2003

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  EXHIBIT 23.1